Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On June 16, 2014, Techne Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with ProteinSimple, a Delaware corporation (“ProteinSimple”), McLaren Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as Securityholders’ Representative. Pursuant to the terms of the Agreement, ProteinSimple was to merge with and into Merger Sub, with ProteinSimple continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

On July 31, 2014, pursuant to the terms and conditions of the Merger Agreement, Merger Sub was merged with and into ProteinSimple, with ProteinSimple continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). As part of the Merger, each outstanding share of ProteinSimple common stock was converted into the right to receive the consideration provided in the Merger Agreement.

The Company paid an aggregate of approximately $308 million on July 31, 2014, which amount included the base merger consideration of $300 million plus an adjustment of approximately $8 million for cash held by ProteinSimple.

On July 28, 2014, in connection with the Merger, the Company entered into a Credit Agreement (the “Credit Agreement”), with BMO Harris Bank N.A., as Administrative Agent. The Credit Agreement provides for a revolving credit facility of $150 million, which can be increased by an additional $150 million subject to certain conditions. Borrowings under the Credit Agreement may be used for working capital and expenditures of the Company and its subsidiaries, including financing permitted acquisitions. On July, 31, 2014, $125 million of the Merger consideration was drawn from the Credit Agreement.

The following tables set forth certain Unaudited Pro Forma Condensed Consolidated Financial Statements giving effect to the Company’s acquisition of ProteinSimple. The historical financial information included in the Unaudited Pro Forma Condensed Consolidated Financial Statements for both the Company and ProteinSimple were prepared in conformity with U.S. Generally Accepted Accounting Principles.

The Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared for informational purposes only and are not indicative of the consolidated results of operations or financial positions that the Company would have reported had the acquisition occurred at the previous dates presented, nor do they project results of future operations as a consolidated entity. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined business operations.

The historical financial information has been adjusted in the Unaudited Pro Forma Condensed Consolidated Financial Statements to reflect pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of earnings, expected to have a continuing impact on the combined results of the businesses.

TECHNE CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2014

(In thousands)

	Techne	Protein- Simple	Pro Forma Adjustments		Techne Pro Forma
ASSETS
Cash and cash equivalents	$123,603	$12,135	$0		$135,738
Short-term available-for-sale investments	96,528	0	(37,210	) B	59,318
Receivables	50,458	10,711	0		61,169
Deferred income taxes	8,509	0	3,500	A(iv)	12,009
Inventories	38,386	6,346	941	A(ii)	45,673
Prepaid expense	2,047	2,217	0		4,264

Total current assets	319,531	31,409	(32,769)		318,171

Available-for-sale investments	151,357	0	(145,830	) B	5,527
Property and equipment, net	116,649	2,110	0		118,759
Goodwill	144,654	30,815	96,553	A(i);A(v)	272,022
Intangible assets, net	96,110	7,178	171,622	A(i);A(iii)	274,910
Other assets	2,265	711	(96	) C	2,880

	$830,566	$72,223	$89,480		$992,269

LIABILITITES AND SHAREHOLDERS’ EQUITY
Accounts payable	$14,880	$2,707	$0		$17,587
Accrued expenses	3,806	4,125	796	C; D	8,727
Income taxes payable	5,678	0	0		5,678
Short-term debt	0	6,503	(6,503	) C	0
Deferred revenue	0	2,738	(812	) A(ii)	1,926

Total current liabilities	24,364	16,073	(6,519)		33,918

Long-term debt	0	10,000	115,000	B;C	125,000
Deferred income taxes	29,161	1,454	24,977	A(i);A(iv)	55,592
Other long-term liabilities	0	1,886	(342	) C	1,544

Preferred Stock	0	107,708	(107,708	) E	0
Common stock	369	2	(2	) E	369
Additional paid-in capital	142,658	3,881	(3,881	) E	142,658
Retained earnings	637,923	(67,736)	66,910	D;E	637,097
Accumulated other comprehensive loss	(3,909)	(1,045)	1,045	E	(3,909)

Total shareholders’ equity	777,041	42,810	(43,636)		776,215

	$830,566	$72,223	$89,480		$992,269

See notes to pro forma condensed consolidated financial statements

TECHNE CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

YEAR ENDED JUNE 30, 2013

(In thousands, except per share amounts)

	Techne	Protein- Simple	Pro Forma Adjustments		Techne Pro Forma
Net sales	$310,575	$45,014	$0		$355,589
Cost of sales	79,465	15,632	4,261	F	99,358

Gross margin	231,110	29,382	(4,261)		256,231

Operating expenses
Selling, general and administrative	43,384	23,872	6,234	F	73,490
Research and development	29,257	6,248	0		35,505

Total operating expenses	72,641	30,120	6,234		108,995

Operating income	158,469	(738)	(10,495)		147,236

Other income (expense), net	2,193	(132)	(3,196	) G	(1,135)

Earnings before income taxes	160,662	(870)	(13,691)		146,101
Income taxes	48,101	394	(4,415	) H	44,080

Net earnings	$112,561	$(1,264)	$(9,276)		$102,021

Net earnings per common share:
Basic	$3.06				$2.77
Diluted	$3.05				$2.76
Weighted average common shares outstanding
Basic	36,836				36,836
Diluted	36,900				36,900

See notes to pro forma condensed consolidated financial statements

TECHNE CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

NINE MONTHS ENDED MARCH 31, 2014

(In thousands, except per share amounts)

	Techne	Protein- Simple	Pro Forma Adjustments		Techne Pro Forma
Net sales	$265,240	$41,495	$0		$306,735
Cost of sales	77,422	13,274	3,196	F	93,892

Gross margin	187,818	28,221	(3,196)		212,843

Operating expenses
Selling, general and administrative	43,613	20,915	4,271	F	68,799
Research and development	23,301	5,146	0		28,447

Total operating expenses	66,914	26,061	4,271		97,246

Operating income	120,904	2,160	(7,467)		115,597

Other income (expense), net	1,037	30	(2,324	) G	(1,257)

Earnings before income taxes	121,941	2,190	(9,791)		114,340
Income taxes	37,817	592	(3,240	) H	35,169

Net earnings	$84,124	$1,598	$(6,551)		$79,171

Net earnings per common share:
Basic	$2.28				$2.15
Diluted	$2.27				$2.14
Weighted average common shares outstanding
Basic	36,878				36,878
Diluted	36,995				36,995

See notes to pro forma condensed consolidated financial statements

TECHNE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIALSTATEMENTS

1. BASIS OF PRESENTATION

The accompanying Pro Forma Income Statements for the year ended June 30, 2013, and for the nine month period ended March 31, 2014, give effect to the Company’s acquisition of ProteinSimple as discussed in Note 2, as if such acquisition had occurred on July 1, 2012, combining the results of the Company and ProteinSimple for the year ended June 30, 2013 and for the nine month period ended March 31, 2014. The accompanying Pro Forma Balance Sheet as of March 31, 2014 gives effect to the ProteinSimple acquisition as if it had occurred on March 31, 2014, combining the consolidated balance sheets of the Company and ProteinSimple as of March 31, 2014.

2. PROTEINSIMPLE ACQUISITION

The total acquisition purchase price was allocated to the net assets acquired based upon their preliminary estimated fair values as of the close of business on July 31, 2014 as set forth below. The excess of the preliminary purchase price over the preliminary net assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change. The preliminary purchase price allocation for the acquisition is as follows (in thousands):

Total purchase price		$308,040

Book value of net assets acquired	$17,157
Fair value adjustments to inventories	941
Fair value adjustments to deferred revenue	812

Fair value of tangible net assets acquired		$18,910

Identifiable intangibles at acquisition-date fair value
Developed Technology	41,200
Trade Name	36,300
Customer Relationships	101,100
Non-compete Agreements	200

Identifiable intangibles		178,800
Deferred taxes		(22,638)

		175,072

Residual goodwill		$132,968

Except as discussed in Note 3 below, the carrying value of assets and liabilities in ProteinSimple financial statements are considered to be a reasonable estimate of the fair value of those assets and liabilities.

3. PRO FORMA ADJUSTMENTS

The Pro Forma Financial Statements are based upon the historical consolidated financial statements of the Company and ProteinSimple and certain adjustments which the Company believes are reasonable to give effect to the ProteinSimple acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The Pro Forma Financial Statements included herein were prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, the Company believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the Pro Forma Financial Statements provide a reasonable basis for presenting the pro forma effects of the ProteinSimple acquisition.

The adjustments made in preparing the Pro Forma Financial Statements are as follows:

(A) Fair Value Acquisition Accounting Adjustments:

For purposes of the pro forma presentation, the following adjustments were made to reflect our preliminary estimate of the fair value of the net assets acquired:

i.	The historical carrying values of ProteinSimple’s goodwill ($30.8 million), intangible assets ($7.2 million) and related deferred tax liability ($1.2 million) as of March 31, 2014, which relate to prior ProteinSimple acquisitions, were eliminated.

ii.	The $0.9 million increase in inventories relates to the recognition of the fair value of these inventories. The preliminary fair value of inventories was determined based on quantities acquired, selling prices at the date of acquisition and management’s assumptions regarding units that have future value and costs to sell such inventories.

The increase in inventory to fair value is not expected to have a continuing impact on cost of goods sold, and therefore the amount is not included in cost of sales in the pro forma financial statements. The inventory held at the date of acquisition is expected to be sold within two months.

The $0.8 million decrease in deferred revenue is for the recognition of the fair value of obligations related to the fulfillment of instrument service contracts.

iii.	Intangible assets with finite lives have been increased by approximately $178.8 million to reflect the preliminary estimate of the fair value of the acquired intangible assets, including trade names, technology assets, customer relationship assets and non-compete agreements. The purchase price allocated to these intangible assets was based on management’s forecasted cash inflows and outflows and using a relief-from-royalty and a multi-period excess earnings method to calculate the fair value of assets purchased with consideration to other factors including an independent valuation of management’s assumptions.

iv.	A net deferred tax liability of $57.8 million was recorded related to the fair value purchase accounting adjustments discussed in (A) ii and (A) iii. A net deferred tax asset of $35.2 million was recorded to reflect the reversal of ProteinSimple tax valuation allowances, mainly related to U.S. net operating loss carry forwards which will be deductible against the Company’s consolidated earnings in future periods.

v.	Goodwill, representing the total excess of the total purchase price over the fair value of the net assets acquired, was approximately $133.0 million at the date of acquisition. This allocation is based on preliminary estimates; the final acquisition cost allocation may differ materially from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill. Residual goodwill at the date of acquisition varies from goodwill presented in the Pro Forma Balance Sheet due to changes in the net book value of tangible assets during the period March 31, 2014 through the date of acquisition.

(B) Acquisition Funding

The ProteinSimples acquisition was funded through the use of approximately $183.0 million of cash held by the Company at the time of the acquisition and $125.0 million drawn on a revolving credit facility. The cash portion of the funds was generated from the liquidation of short- and long-term available-for-sale investments.

(C) Debt Borrowings of ProteinSimple

In accordance with the Agreement, at closing, certain cash paid by the Company to acquire ProteinSimple was used to satisfy all outstanding short-term debt ($6.5 million), long-term debt ($10.0 million) and accrued interest payable ($372,000) of ProteinSimple. ProteinSimple also wrote off loan origination fees ($96,000) related to the debt.

(D) Transaction Costs and Loan Fee

The Company incurred approximately $451,000 in transaction costs related to the acquisition and a $375,000 loan origination fee related to the Credit Agreement. These amounts have been accrued for on the March 31, 2014 Pro Forma Balance Sheet.

(E) Elimination of ProteinSimple Stockholder Equity

(F) Amortization Expense Related to Acquired Intangible Assets

Adjustments to record estimated amortization expense of $13.1 million and $9.8 million, respectively, were made for the year ended June 30, 2013 and the nine month period ended March 31, 2014, and were reflected in the Pro Forma Statement of Earnings as follows (dollars in thousands):

Intangible Asset	Fair Value	Average Life (in years)	Annual Amortization	Statement of Earnings Category
Developed Technology	$41,200	9.7	$4,261	Cost of Sales
Trade Name	36,300	19.4	1,874	Selling, General & Administrative
Customer Relationships	101,100	14.7	6,879	Selling, General & Administrative
Non-compete agreements	200	3.0	67	Selling, General & Administrative

	$178,800		$13,081

In addition, adjustments to reverse amortization expense of $2.6 million and $2.3 million, respectively, were made for the year ended June 30, 2013 and the nine month period ended March 31, 2014, respectively. These expenses related to ProteinSimple acquisition-related intangible assets that existed prior to the acquisition, and were subsequently eliminated on the acquisition date. These expenses were previously reflected in the Selling, General and Administrative Expense line item by ProteinSimple.

(G) Interest Expense and Interest Income

Adjustments were made in the Pro Forma Statement of Earnings to eliminate interest expense paid by ProteinSimple related to its outstanding debt in the year ended June 30, 2013 and the nine months ended March 31, 2014 because, as explained in Note 3(C) above, all such debt was satisfied at the time the acquisition was closed.

Adjustments were made in the Pro Forma Statement of Earnings to reduce interest income by an estimated amount of interest income that will be lost because of lower available-for-sale investment balances. A 1.1% rate of return was assumed based upon recent and projected yields earned by the Company. Adjustments were made in the Pro Forma Statement of Earnings to record interest expense on the $125 million borrowed under the Credit Agreement at the current borrowing rate of 1.4%.

(H) Income Taxes

To record the estimated income tax effect of the adjustments for intangible amortization, interest expense and interest income at the effective rates for the historical periods presented.